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                                   EXHIBIT 22

                   Subsidiaries of PAR Technology Corporation



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       Name                      State of Incorporation
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
ParTech, Inc. ......................   New York

PAR Government Systems Corporation .   New York

Rome Research Corporation ..........   New York

PAR Vision Systems Corporation .....   New York

Transaction Control Industries, Inc.   Texas

PAR U.K. Corp. .....................   New York
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